ANNEX A

To the Transfer Agency and Service Agreement, as amended,

by and between

SPDR® Series Trust and State Street Bank and Trust Company

ETF	Trading Symbol
SPDR Dow Jones Total Market ETF	TMW
SPDR Dow Jones Large Cap ETF	ELR
SPDR S&P® 500 Growth ETF	SPYG
SPDR S&P 500 Value ETF	SPYV
SPDR Dow Jones Mid Cap ETF	EMM
SPDR S&P 400 Mid Cap Growth ETF	MDYG
SPDR S&P 400 Mid Cap Value ETF	MDYV
SPDR S&P 600 Small Cap ETF	SLY
SPDR S&P 600 Small Cap Growth ETF	SLYG
SPDR S&P 600 Small Cap Value ETF	SLYV
SPDR Global Dow ETF	DGT
SPDR Dow Jones REIT ETF	RWR
SPDR S&P Bank ETF	KBE
SPDR S&P Capital Markets ETF	KCE
SPDR S&P Insurance ETF	KIE
SPDR Morgan Stanley Technology ETF	MTK
SPDR S&P Dividend ETF	SDY
SPDR S&P Aerospace & Defense ETF	XAR
SPDR S&P Biotech ETF	XBI
SPDR S&P Health Care Equipment ETF	XHE
SPDR S&P Health Care Services ETF	XHS
SPDR S&P Homebuilders ETF	XHB
SPDR S&P Metals & Mining ETF	XME
SPDR S&P Oil & Gas Equipment & Services ETF	XES
SPDR S&P Oil & Gas Exploration & Production ETF	XOP
SPDR S&P Pharmaceuticals ETF	XPH
SPDR S&P Retail ETF	XRT
SPDR S&P Semiconductor ETF	XSD
SPDR S&P Software & Services ETF	XSW
SPDR S&P Telecom ETF	XTL
SPDR S&P Transportation ETF	XTN
SPDR S&P Regional Banking ETF	KRE
SPDR Barclays 1-3 Month T-Bill ETF	BIL
SPDR Barclays Intermediate Term Treasury ETF	ITE
SPDR Barclays Long Term Treasury ETF	TLO
SPDR Barclays TIPS ETF	IPE
SPDR Barclays Aggregate Bond ETF	LAG
SPDR Nuveen Barclays Municipal Bond ETF	TFI
SPDR Barclays International Treasury Bond ETF	BWX

SPDR Nuveen Barclays Short Term Municipal Bond ETF	SHM
SPDR Nuveen Barclays California Municipal Bond ETF	CXA
SPDR Nuveen Barclays New York Municipal Bond ETF	INY
SPDR Barclays High Yield Bond ETF	JNK
SPDR DB International Government Inflation-Protected Bond ETF	WIP
SPDR Barclays Short Term International Treasury Bond ETF	BWZ
SPDR Barclays Intermediate Term Corporate Bond ETF	ITR
SPDR Barclays Long Term Corporate Bond ETF	LWC
SPDR Barclays Convertible Securities ETF	CWB
SPDR Barclays Mortgage Backed Bond ETF	MBG
SPDR S&P Mortgage Finance ETF	KME
SPDR Wells Fargo Preferred Stock ETF	PSK
SPDR Nuveen S&P VRDO Municipal Bond ETF	VRD
SPDR Barclays Short Term Corporate Bond ETF	SCPB
SPDR Nuveen Barclays Build America Bond ETF	BABS
SPDR Barclays International Corporate Bond ETF	IBND
SPDR Barclays Emerging Markets Local Bond ETF	EBND
SPDR Barclays Issuer Scored Corporate Bond ETF	CBND
SPDR Nuveen S&P High Yield Municipal Bond ETF	HYMB
SPDR Barclays Short Term Treasury ETF	SST
SPDR Barclays Investment Grade Floating Rate ETF	FLRN
SPDR Barclays Short Term High Yield Bond ETF	SJNK
SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF	EMCD
SPDR BofA Merrill Lynch Crossover Corporate Bond ETF	XOVR
SPDR S&P 1500 Value Tilt ETF	VLU
SPDR S&P 1500 Momentum Tilt ETF	MMTM
SPDR Russell 1000 Low Volatility ETF	LGLV
SPDR Russell 2000 Low Volatility ETF	SMLV
SPDR Barclays 1-10 Year TIPS ETF	TIPX
SPDR Russell 2000 ETF	TWOK

Dated: July 8, 2013

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